Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2009

BAY ACQUISITION CORP.
 (Name of Registrant as specified in its charter)

SECURELOGIC CORP.
(Former Name of Registrant)

Nevada	000-28099	77-0571784
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue
Suite 2320
New York, NY 10170
 (212) 661-6800
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2009, the Registrant (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Zhejiang LeDi Electronic Technology Co., Ltd., a People’s Republic of China (“PRC”) corporation (“LeDi Electronic”), LeDi Electronic’s sole stockholder, Hong Kong Bestron Group Limited (“Bestron”), a Hong Kong corporation, Bestron’s sole stockholder, Hero Horse Limited, a Samoan corporation (“Hero Horse”) and Max Yang, the sole stockholder of Hero Horse (the “Seller”).  Pursuant to the Agreement, at the closing of the transactions contemplated in the Agreement (the “Transaction”), the Company will acquire 100% of the issued and outstanding capital stock of Hero Horse, making Hero Horse a wholly-owned subsidiary of the Company.  There was no prior relationship between the Company and any of its affiliates and the Seller and any of his affiliates.

Purchase Price

In consideration for the purchase of the Seller’s interest in Hero Horse, the Company will issue to the Seller a total of 228,887 newly issued shares of a new series of the Company’s preferred stock, to be known as “Series A Preferred Stock”.  Each share of Series A Preferred Stock will be entitled to vote together with shareholders of the Company’s common stock on all matters and will have the equivalent voting rights of 1,000 shares of common Stock.  Further, each share of Series A Preferred Stock shall be convertible, at the option of the holder, into 1,000 shares of Company’s Common Stock.

Notwithstanding the foregoing, at the closing, the Seller will place into escrow twenty percent of the shares of Series A Preferred Stock issued to Seller at the closing (45,778 Series A Preferred shares), which will either be released to Seller or cancelled based upon certain revenue performance thresholds to be achieved by LeDi Electronic in 2009 and 2010.  Specifically, in the event that LeDi Electronic’s revenues in 2009 are at least $79,920,000, 22,889 of the escrowed shares will be returned to the Seller.  In the event that LeDi Electronic’s revenues in 2009 are at least $71,040,000 but less than $79,920,000, 11,444 of the escrowed shares will be returned to the Seller and the 11,445 escrowed shares will be cancelled.   In the event that LeDI Electronic’s revenues in 2009 are less than $71,040,000, 22,889 escrowed shares will be cancelled.

In addition, in the event that LeDi Electronic’s revenues in 2010 are at least $129,960,000, 22,889 of the escrowed shares will be returned to the Seller.  In the event that LeDi Electronic;s revenues in 2010 are at least $115,200,000 but less than $129,960,000, then 11,444 of the escrowed shares will be returned to the Seller and the remaining 11,445 escrowed shares will be cancelled.  In the event that LeDI Electronic’s revenues in 2009 are less than $115,200,000, then 22,889 escrowed shares will be cancelled.

Private Placement

The closing of the Transaction is conditioned upon, among other things, Hero Horse conducting a private placement of its capital stock in the amount of at least $5,000,000 but not more than $10,000,000, immediately prior to the Closing, which shares of Hero Horse will be exchanged at the Closing for shares of the Company’s common stock, at a ratio of 11.4425 shares of the Company’s common stock for each $1.00 invested into Hero Horse immediately prior to the closing.

Closing

In addition to the Hero Horse private placement, the closing of the Transaction is conditioned upon, among other things, satisfactory due diligence investigations by both the Company and the Seller, the accuracy of the representations made by the parties in the Agreement, and the obtaining of necessary consents.  In addition, if the closing of the Transaction does not occur on or before September 31, 2009, the Agreement may be cancelled by either party.

A copy of the Agreement is incorporated by reference and is filed as Exhibit 2.1 to this Form 8-K. The description of the Transaction contemplated by the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 9.01 — Financial Statements and Exhibits

(c) Exhibits

Exhibit                      Description
2.1                                Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bay Acquisition Corp.

Dated: August 6, 2009	By:	/s/ Paul Goodman
By: Paul Goodman
President